                                                                   EXHIBIT 10.26



                            AGREEMENT BY AND BETWEEN

                        CLARK MATERIAL HANDLING COMPANY
                   A Business Unit of Clark Equipment Company

                                    as CLARK


                                      and


                                  DIXSON, INC.


                   For the Instrument Pod for the World Truck







Effective: ____________________________

TABLE OF CONTENTS

                                                                            PAGE

PART I.  DESIGN AND DEVELOPMENT SERVICES .................................... 3

Articles
1.       STATEMENT OF WORK .................................................. 3
2.       DEFINITIONS ........................................................ 4
3.       (Intentionally Left Blank) ......................................... 5
4.       PROJECT STAFFING ................................................... 5
5.       DEVELOPMENT MILESTONES ............................................. 6
6.       TARGET COST ........................................................ 7
7.       CHANGES IN THE SCOPE OF WORK ....................................... 8
8.       PAYMENT FOR DEVELOPMENT COSTS ......................................10
9.       OWNERSHIP OF TOOLING AND PAYMENT SCHEDULE ..........................11
10.      PROTOTYPE AND PREPRODUCTION PROTOTYPES .............................15
11.      NON-DISCLOSURE .....................................................16
12.      ACCEPTANCE .........................................................18
13.      (Intentionally Left Blank) .........................................19
14.      CANCELLATION .......................................................19
15.      (Intentionally Left Blank) .........................................19
16.      (Intentionally Left Blank) .........................................19

PART II. PRODUCT MANUFACTURING AND SALE .....................................19
17.      COMMENCEMENT OF MANUFACTURING ......................................19
18.      FORECASTING AND ORDERING ...........................................20
19.      TERMS OF DELIVERY ..................................................22
20.      PRICING ............................................................23
21.      PRICE CHANGES ......................................................24
22.      (Intentionally Left Blank) .........................................26
23.      PROTECTION FROM LABOR DISPUTES .....................................26
24.      QUALITY ASSURANCE ..................................................28
25.      WARRANTY ON INSTRUMENT PODS AND PARTS ..............................29
26.      WARRANTY CLAIMS ....................................................31
27.      PRODUCT LIABILITY INSURANCE ........................................33
28.      INDEMNIFICATION ....................................................34
29.      PARTS AVAILABILITY AND WARRANTY ....................................34
30.      STANDARD TERMS OF SALES ............................................35
31.      TERM AND TERMINATION ...............................................36
32.      GENERAL PROVISIONS .................................................37

EXHIBITS

1.       Clark Material Handling Company Design Specifications,
         Instrument Pod for World Truck, of 28 November 1990
2.       Functional Specifications
3.       Clark Form - Certificate of Acceptance
4.       Pricing Schedule
5.       Clark Quality Assurance Program SQA1

                        CLARK MATERIAL HANDLING COMPANY


THIS AGREEMENT, made and entered into this _____ day of _______, 1991 by and between CLARK MATERIAL HANDLING COMPANY, having its principal offices at 333 W. Vine Street, Lexington, Kentucky 40507, a business unit of Clark Equipment Company, a Delaware corporation (hereinafter referred to as "CLARK") and DIXSON, INC., a Colorado corporation with its principal office and place of business located at 287 27 Road, Grand Junction, Colorado 81503 (hereinafter referred to as "SUPPLIER").



This agreement is in two parts. The successful completion of the first part,
Part I, the design and development services portion, is a prerequisite for the initiation of the second part, Part II, the product manufacturing and sale portion.



PART I.   DESIGN AND DEVELOPMENT SERVICES

ARTICLE 1.     STATEMENT OF WORK

The SUPPLIER hereby agrees to design, develop, test and fabricate mockup, prototype and preproduction electronic instrumentation and display packages (collectively hereinafter referred to as Instrument Pods) to operate on a 12 or 24-volt DC electrical system for liquid propane (LPG), gasoline and diesel-powered counterbalanced rider lift trucks in accordance with, and in satisfaction of, the CLARK design and performance requirements set forth in the Clark Material Handling Company Design Specifications,

Instrument Pod for World Truck, 35 pages, of 28 November 1990 which is a Contract Document attached hereto as Exhibit 1 and made a part hereof.

ARTICLE 2.     DEFINITIONS

The definitions below apply to both Part I and Part II of the Agreement unless otherwise indicated within a definition:

2.1 The Contract Documents are a part of this Agreement, and consist of this Agreement and the Exhibits attached thereto.

2.2 The term "Work" with respect to the SUPPLIER includes labor, materials and services used in the performance of Part I of this Agreement.

2.3 The term "World Truck" as used in the Contract Documents shall mean an internal combustion (IC) rider, counterbalanced industrial truck, corresponding to Classes IV and V of the United States Industrial Truck Association classification system with all auxiliary systems, attachments, and accessories specified by CLARK for use therewith manufactured or assembled by or for CLARK for its affiliates in or outside the U.S. for sale and use worldwide.

2.4 "Instrument Pod" means electronic instrumentation and displayed package functionally adapted to the 1.25-5.0 ton IC World Truck according to specifications set forth in Exhibit 1, as amended from time to time by agreement of the parties as provided for under Article 32.4 hereof.

2.5 "Affiliate" means any domestic or foreign plant or facility which by contract, license, or permission from CLARK has the authority to manufacture models similar to the World Truck.

ARTICLE 3.        INTENTIONALLY LEFT BLANK





ARTICLE 4.        PROJECT STAFFING

The SUPPLIER will staff the project with sufficient personnel to reach agreed upon milestones by the completion dates set forth in Article 5 below.

ARTICLE 5.        CONTRACT PRICE, DEVELOPMENT MILESTONES, PAYMENT
                  SCHEDULE, AND COMPLETION DATES

The SUPPLIER will design, develop, build, test and deliver to CLARK the prototype Instrument Pods and the documentation relevant thereto for their manufacturer as specified in Exhibit 1 for the Contract Price of $97,000.00, twenty percent (20%), or $19,400 of which has been paid to SUPPLIER in advance of entering into this Agreement, leaving the balance of $77,600 to be paid by CLARK to SUPPLIER as progress payments after reaching agreed upon Milestones as set forth in the schedule below:

PROGRESS PAYMENT SCHEDULE

                                                     DOLLAR              COMPLETION
MILESTONES                         PERCENT           AMOUNT                 DATE
----------                         -------           ------              ----------

i)       Completion of three (3)     40%             $38,800           October 4, 1991
         prototypes

ii)      Environmental Electrical    20%             $19,400           January 5, 1992

iii)     Life Testing                10%             $ 9,700           January 15, 1992

iv)      Receipt of Documentation    10%             $ 9,700           August 15, 1992

TOTAL:                                               $77,600

ARTICLE 6.     TARGET COST

6.1 The SUPPLIER agrees to work in a cooperative manner with CLARK to design each Instrument Pod to Achieve a Target Cost on a manufactured basis set forth in 6.3 below.

6.2 The SUPPLIER shall maintain an up-to-date bill of material (BOM) based on SUPPLIER'S standard costs of materials and labor for each version of the Instrument Pod including assembly labor. The BOM for each Instrument Pod shall be available for CLARK'S inspection upon request. CLARK and SUPPLIER shall conduct a cost review of each BOM upon the completion of the prototype Milestone set forth in Article 5 (i).

6.3 Each cost review in 6.2 is an early warning indicator of whether future production costs will be reduced on a per-unit basis to be at or below Target Cost. At each cost review, CLARK shall decide whether to continue the development of the existing designs, revise the design specifications to further reduce the projected unit cost, terminate one or more of the Instrument Pod developments, in whole or in part, without terminating the others, or terminate the Agreement because in the opinion of CLARK, the SUPPLIER will be unable to meet the Target Cost for one or more of the Instrument Pods. The Target Costs for each Instrument Pod design for the applicable truck chassis are as follows:

DESIGN            TARGET                     TARGET           TARGET
VERSION           COST (1)                   COST (2)         COST (3)
-------           --------                   --------         --------
                  (Per Pod)                  (Per Pod)        (Per Pod)

Diesel            $99.75                     $95.00           $92.15
Gas               $99.75                     $95.00           $92.15
LPG               $93.45                     $89.00           $86.33

Target Cost: (1) up to 12,110 units; (2) from 12,111 to 17,300 units; and (3) from 17,301 to 22,490 units of production of all design versions for 12 calendar months.

6.4 The Target Cost does not include the incremental cost of optional rocker switches, or connector interfaces, which upon approval by CLARK, shall be added to the applicable Target Cost.

ARTICLE 7.     CHANGES IN THE SCOPE OF WORK

7.1 CLARK shall have the right at any time to require alterations in, additions to and deductions from the Design Specification (Exhibit 1) or the Functional Specification (Exhibit 2) without rendering void the Contract. All changes shall be completed within the Milestones set forth in Article 5.



     When changes are requested, CLARK shall furnish SUPPLIER with a Change Request describing the change as prepared by CLARK's engineering department. A Change Request is a request for quotation. SUPPLIER shall not proceed with the work described in the Change Request until the work is authorized by an amendment to this Agreement pursuant to Article 32.4.



7.2 A Change Request may affect product development costs including design verification testing and tooling costs.

     If the Design Specifications are revised at the request of CLARK after the approval of the Functional Specification, resulting in additions to or deletions from incremental costs, such costs shall be added to or subtracted from the Target Cost set forth in Article 6.3 of the applicable pod design.



     The Functional Specification is the basis of the definition of the scope of Work. Upon acceptance by CLARK of the Functional Specifications, all changes in the scope of Work will result in changes in the Functional Specification. CLARK shall not accept any SUPPLIER proposed increased costs once the Functional Specification is approved by CLARK.



7.3 When a Change Request is made that will not be reflected by a change in the Target Cost of the applicable pod design, SUPPLIER will submit a quotation for changes in the Work to be performed on an estimated cost plus percentage fee basis within twenty-one (21) calendar days from date of the Change Request unless otherwise stated in the Request.



     Each quotation shall be submitted in sufficient detail together with adequate supporting information to facilitate checking by CLARK as follows:

     (a) Estimated labor and material costs and expenses itemized to include:

         (1)   Engineering, drafting and testing labor using

               SUPPLIER's standard hourly rates as set forth in Article 7.5

         (2)   Material costs

         (3)   Transportation

         (4) The use of tools or equipment having an original cost basis of more than $1,500.00 per unit.

     (b) Percentage fee for the Work to be performed by SUPPLIER

     (c) Subcontract work and applicable handling fee as defined in Article 7.6

     (d) Production tooling and manufacturing tooling.


     Where changes involve both additions and deductions, the estimated costs of the Work added and deducted shall be balanced against each other and the percentage fees shall be applied to the net result.



     CLARK shall authorize SUPPLIER to proceed on the basis of the quotation by a written authorization within ten (10) days of receipt of the quotation. Absent such authorization, SUPPLIER'S quotation is rejected and the Work will not be performed until a revised quotation is accepted by CLARK.



     Items of cost shall not include the expense of making good any damage or replacement of materials rejected by CLARK as failing to conform with the requirements of the Functional Specification.

     Should CLARK authorize the SUPPLIER to proceed with changes in the Work pending submission of a quotation based on estimated cost plus percentage fees, the SUPPLIER shall proceed on the basis of the estimate for the Work involved, however, within ten (10) days of being authorized to proceed by CLARK, SUPPLIER will submit a definitive quotation, which if not rejected by CLARK within ten (10) days thereafter, shall be accepted. If rejected, SUPPLIER may cease the work involved and CLARK will reimburse SUPPLIER for the work up to the date of rejection on the basis of the estimate.



7.4 Should the SUPPLIER perform any work or should the SUPPLIER proceed in any manner which the SUPPLIER may subsequently allege has caused the SUPPLIER increased cost, damage or loss, purporting to have acted upon verbal instruction or with tacit consent or acceptance or approval, the SUPPLIER shall be held to have done so at its own peril and the SUPPLIER shall have no claim against CLARK on account of the alleged increased cost, damage or loss.



7.5  SUPPLIER STANDARD LABOR RATES

     For Work performed pursuant to Article 7.3, SUPPLIER's standard labor rates are as follows:

                                                     RATE
     SERVICE                                      ($/Man-Hr.)
     -------                                      -----------

     Electronic Design Engineering                  $46.26
     Mechanical Design Engineering                  $46.26

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
     Printed Circuit Board Design                     $30.51
     Design Validation Testing                        $30.51
     Engineering Technician                           $22.93
     Project Administration                           $66.13
     Documentation & Testing                          $22.93

7.6  HANDLING FEES FOR OUTSIDE SERVICES

     A handling fee of 10% will be paid SUPPLIER on the invoice amount of subcontracted Work identified in a quotation under Article 7.3 to be performed as an outside service, net the cost of materials, any discounts, freight, taxes, insurance and other charges by the subcontractor.



7.7 In the event of termination by CLARK at any time prior to the completion of the Milestones set forth in the schedule of Article 5, CLARK shall be responsible for SUPPLIER's cost incurred up to the effective date of cancellation, which costs shall not exceed the sum of the progress payments made up to the date of cancellation, plus the noncancellable tooling orders incurred under Article 9.



     SUPPLIER shall provide CLARK with a record of man-hours and material invoices paid or incurred by SUPPLIER prior to termination. All drawings, sketches, tooling and any design related material shall be delivered to CLARK within 14 calendar days of a written notice to terminate.

ARTICLE 8.        PAYMENT FOR DEVELOPMENT COSTS



8.1 The SUPPLIER shall be paid by CLARK for successful completion of the Work by the Milestones set forth in Article 5 according to the percentages of the Contract Price applicable at each Milestone, the sum of which shall not exceed the Contract Price.

8.2 The Milestones are applicable to all Instrument Pods and no progress payment will be due from CLARK for any Instrument Pod until the Milestones have been completed for all Instrument Pods covered by the Functional Specifications (Exhibit 2).

8.3 SUPPLIER will issue an invoice to CLARK for the applicable progress payment upon satisfactory completion of the percentage of Work set forth in the Progress Payment Schedule in Article 5. Subject to verification by CLARK, CLARK will pay the invoice within thirty (30) days of receipt.



ARTICLE 9.        OWNERSHIP OF TOOLING AND PAYMENT SCHEDULE



9.1  PAYMENT STRUCTURE FOR TOOLING COST

     The SUPPLIER will place tooling orders when released in writing by CLARK and CLARK will pay SUPPLIER: (i) forty (40) percent of the total tooling cost estimates of $75,300 set forth in Article 9.2 when the dollar value of tooling ordered exceeds forth (40) percent or $30,120 of the total; (ii) forty (40) percent or $30,120 upon delivery to SUPPLIER of tooling

         Fuel Gauge                                       0
         Gasket                                         300
         Other                                       11,000
         Light Pipe Mold                              1,800
         Scale Plates (2 types)                         400
         Connector Gasket                             4,500
         Connector Terminal                               0
                                                    -------
         Subtotal:                                  $58,800


         The items of Manufacturing Tooling to be ordered by SUPPLIER are identified as follows:

         MANUFACTURING TOOLING                       ESTIMATED COST

         Burn-in Fixtures                            $  3,000
         Pointering Fixture                             2,000
         Conformal Fixturing                              500
         Connector Fixture                              3,500
         Heat Insert Fixture                            1,500
         PCB Test Fixture                               6,000
                                                     --------
                                    Subtotal:        $ 16,500

         TOTAL FOR TOOLING:                          $ 75,300


9.3 The actual Production and Manufacturing Tooling cost will not exceed $84,525 based on the SUPPLIER'S experience that complex tool costs can have a +/- 20% error potential and simple tool costs, a +/- 5% error potential. CLARK will pay SUPPLIER the ordered in (i) above and (iii) twenty (20) percent or $15,060 upon delivery of all the production and manufacturing tooling. SUPPLIER will invoice CLARK upon a showing of satisfactory completion of i. ii and iii above, and CLARK will pay SUPPLIER's invoices within thirty (30) days after receipt. SUPPLIER will provide CLARK with the names and addresses of tooling vendors and copies of their paid invoices showing that they have been paid by SUPPLIER before SUPPLIER'S final invoice under iii above will be paid by CLARK. Payment of any of SUPPLIER's invoices for tooling will be subject to proof of all tooling vendors having been paid by SUPPLIER, failing which CLARK may have a set-off for the value of such unpaid tooling against any other open payable or charge under this Agreement.



9.2 The estimated cost for both the Production and Manufacturing Tooling is set forth below:

         PRODUCTION TOOLING                 ESTIMATED COST
         ------------------                 --------------

         Upper Housing                      $        17,000
         Lower Housing                               18,000
         Lens                                             0
         Indicator Overlay (3 types)                  5,300
         Indicator Light Divider                          0
         Printed Circuit Board                          500
         Temperature Gauge                                0
     total of $75,300 as the total cost of the tooling ordered under Article 9.2, unless SUPPLIER can substantiate by invoices received from tooling vendors that the exceed in actual cost over the estimated cost was justified and that SUPPLIER has paid the higher price, but in no event will CLARK be responsible for tooling costs, which exceeds $84,525, unless changes are made by CLARK to the Specifications (Exhibits 1 and 2) requiring changes in the tooling, in which case any incremental tooling cost will be reflected in the quotation to a Change Request and accepted under Article 7.



9.4 The Production and Manufacturing Tooling ordered by SUPPLIER, together with the technical data embodied therein, shall be the sole property of CLARK upon delivery and acceptance by SUPPLIER of each tooling item identified in
     Article 9.2 and SUPPLIER will mark or otherwise identify each tooling item as being the property of CLARK by affixing a permanent label thereto stating, "PROPERTY OF CLARK EQUIPMENT COMPANY" as a notice to third parties that SUPPLIER is in possession of the tooling as a bailee solely for the purpose of performance of this Agreement.



9.5 SUPPLIER will maintain, preserve, and repair the tooling, returning all or any portion thereof to CLARK upon request, damage or breakage to be at SUPPLIER's expense, normal wear and tear excepted, shipping to CLARK, or other destination of the tooling to be at CLARK's expense. SUPPLIER will ship the tooling within fourteen (14) days of a written request from CLARK for any or all of the tooling items identified in Article 9.2. Shipments will be prepaid by SUPPLIER and reimbursed by CLARK upon receipt of the tooling subject to verification of its condition. SUPPLIER will be obligated to obtain insurance for such shipments naming CLARK as the insured.



ARTICLE 10.       PROTOTYPE AND PREPRODUCTION PROTOTYPES



10.1 CLARK will pay SUPPLIER $1000 for each prototype delivered for endurance testing and design validation testing in accordance with the Specifications (Exhibit 1 and 2).

10.2 CLARK will also pay SUPPLIER $285 for each preproduction prototype diesel and gasoline pod design, and $267 for each preproduction prototype LPG pod design made using the tooling listed in Article 9.2, the quantities of such preproduction prototypes to be decided by CLARK, but not to exceed fifty
     (50) prototypes.

10.3 SUPPLIER will invoice CLARK for the prototypes upon completion and delivery for test and CLARK will pay the invoices thirty (30) days after receipt of the invoices.

10.4 The prototypes shall become the sole and exclusive property of CLARK upon completion by SUPPLIER and payment by CLARK. Possession of prototypes by SUPPLIER shall be solely for the

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
     purpose of testing and upon being requested to do so, SUPPLIER will return all the prototypes to CLARK within fourteen (14) days of such request, any damage or breakage to be at SUPPLIER's expense, normal wear and tear from testing excepted. SUPPLIER will prepay the freight to the destination provided by CLARK in the request and insure the shipment against damage or breakage at its expense naming CLARK as the insured.



ARTICLE 11.       NON-DISCLOSURE



11.1 All technical information furnished by CLARK to SUPPLIER will be solely for SUPPLIER's use in performing its obligations in accordance with this Agreement. Such technical information shall not be disclosed to a third party, except as necessary for Work performance under this Agreement. All right, title and interest shall reside in CLARK to all drawings, test data, documentation, test reports, material specifications and all models, mock-ups, prototypes and tooling made, fabricated or produced under this Agreement. All such materials shall be returned to CLARK when requested and no technical information, or derivatives thereof, shall be used by SUPPLIER, its affiliates, or any entity under its control thereafter.

11.2 All materials identified in 11.1 will be for SUPPLIER's use only in performing the Work under Part I and production under Part II and shall not be disclosed to third parties without

     CLARK's prior written consent, and upon completion or termination of the Agreement, SUPPLIER shall return all such material to CLARK or make such other disposition thereof as may be directed or approved by CLARK, and refrain from manufacturing or selling any similar pods that would be ;used on trucks in competition to the CLARK World Truck for three (3) years thereafter.

11.3 SUPPLIER agrees to maintain all contractual and business information pertaining to this Agreement confidential and not to disclose such information without the prior written consent of CLARK.

11.4 SUPPLIER agrees that CLARK shall own all rights, title and interest worldwide to any inventions, discoveries, or design improvements made hereunder and will promptly disclose the same to CLARK so that it can file patent applications thereon and SUPPLIER's employees working on this project shall cooperate with CLARK in assigning such inventions, discoveries, or design improvements to CLARK and in assisting patent counsel in preparing, filing and prosecuting such patent applications in the United States and abroad.



ARTICLE 12.    ACCEPTANCE

12.1 Upon approval for production by CLARK, each Instrument Pod design accepted for production will receive a Certificate of Acceptance in the form attached hereto and made a part hereof as Exhibit 3.

12.2 Any Instrument Pod design which fails to receive a Certificate of Acceptance pursuant to 12.1 shall be rejected. CLARK may, at its option, either terminate the Agreement or cancel that portion that pertains to the rejected Instrument Pod design. The cause of rejection must be a material inability of SUPPLIER to satisfy the Specifications of Exhibits 1 and 2. The percentage of the rejected design costs bear to the total development costs in Article 5 shall be used to reduce the Contract Price. SUPPLIER shall reimburse CLARK, or CLARK may have a set-off against the cost for developing other Instrument Pod designs which are accepted, or against production units purchased under Part II.



ARTICLE 13.    INTENTIONALLY LEFT BLANK

ARTICLE 14.    CANCELLATION

     CLARK shall have the right to cancel during Part I upon thirty (30) days written notice to the SUPPLIER. It is understood that in case of such cancellation, a cancellation charge computed in accordance with Article 7.7 will be paid by CLARK.



ARTICLE 15.    INTENTIONALLY LEFT BLANK

ARTICLE 16.    INTENTIONALLY LEFT BLANK

PART II  PRODUCT MANUFACTURING AND SALE


ARTICLE 17. COMMENCEMENT OF MANUFACTURING FOR EXCLUSIVE SALE TO CLARK AND TERM OF AGREEMENT.

17.1 Upon CLARK issuing a Certificate of Acceptance, as provided for in Article 12.1, Part II of this Agreement shall become applicable to the Instrument Pod designs accepted.

17.2 Under Part II, the SUPPLIER agrees to manufacture and sell to CLARK, and to no one else during the term of this Agreement, which shall be for three (3) calendar years following the year in which the latest Certificate of Acceptance is issued, or not beyond the end of calendar year 1996, whichever is later.



17.3 SUPPLIER will sell to CLARK, or its affiliates, commercial quantities of merchantable quality Instrument Pods packaged and delivered in lots ordered by CLARK, and its affiliates, to destinations specified in each order or release coordinated with the separate production lines for assembly of the Instrument Pods into the applicable World Truck chassis.



ARTICLE 18     FORECASTING AND ORDERING

18.1 CLARK and its affiliates will provide twelve (12) calendar month rolling forecasts of their anticipated production needs based on their individual factory build schedules for domestic and foreign plants manufacturing the World Truck in which the Instrument Pods are to be assembled.

18.2 Forecasts shall be issued by CLARK and its affiliates each calendar month for each Instrument Pod beginning no sooner than with the calendar month following the month in which a Certificate of Acceptance is issued for such Instrument Pod, but not later than the month prior to the month in which start-up of production occurs.

18.3 Each forecast shall cover fifty-two (52) calendar weeks of chassis build quantities at the factory location issuing the forecast, the first eight
     (8) consecutive calendar weeks of which SUPPLIER will deliver the ordered quantities to the factory destination no earlier than three (3) days prior, nor one (1) day after the specified delivery date. The first four (4) weeks of the schedule will constitute a firm order period against which orders or releases are issued by CLARK or its affiliates. Contracts of sale occur only upon orders or releases issued for scheduled quantities during the firm order period. CLARK or an affiliate may vary the scheduled quantities plus or minus 15% from the fifth (5th) through the eighth (8th) week, and thereafter, the factory issuing the forecast may change the forecasted quantities and delivery dates as market conditions or other factors require.

18.4 Orders or releases are issued against quantities specified during the firm period which are deemed accepted by SUPPLIER unless alternate quantities and dates are promptly proposed by SELLER within three (3) days of receipt of the order or release, and such alternate quantities and delivery dates are accepted in writing by the factory destination issuing the order or release.

18.5 SUPPLIER acknowledges that its contract deliveries must be coordinated to arrive at the factory destination specified in the order or release, domestic or foreign, timed for assembly with the chassis build on which the rolling forecasts at that location was based and such contract for deliveries is a part of each contract of sale.

18.6 Quantities ordered which do not arrive at the factory destination within the time allowed in 18.3 may be rejected as not conforming to the contract of sale. SUPPLIER will be responsible for air shipping any order to its destination and paying the difference in shipping charges between air and surface transportation if it will be unable to meet the delivery commitment in 18.3 and 18.5.

18.7 All contracts of sale will be upon the terms and conditions set forth in this Agreement. While the parties may use their standard purchase order/acknowledgement forms to place or acknowledge orders, no different or additional terms or conditions set forth in such purchase orders/acknowledgements will add to or modify in any way the terms and conditions of any contract of sale.



ARTICLE 19.  TERMS OF DELIVERY.

19.1 Orders or releases pursuant to Article 18.3 shall b&shipped from SUPPLIER'S dock FOB in Grand Junction, Colorado to the factory destination specified in the order or release. SUPPLIER may be asked to arrange for carriage to a transport center designated by CLARK within the U.S. for trans-shipment to a factory destination. SUPPLIER may be requested to arrange for documentation and shall do so at the request and expense of the factory destination. Transportation charges, insurance, financing fees, VAT (value added taxes) and other taxes, duties or levies including costs for loading and unloading to the destination for each shipment, if prepaid by SUPPLIER, shall be for the account of the factory destination which charges shall be itemized and shown separately on the commercial invoice. Risk of loss and legal title will pass when each shipment is handed over to the first carrier at SUPPLIER's dock. When requested, SUPPLIER shall arrange for bills of lading and commercial invoices to be prepared in sets of duplicate originals, and sent as necessary to enable representatives of CLARK or its affiliates at the factory destination to take possession of the shipment upon arrival cleared through customs of the country of importation to the factory destination, and it shall be SUPPLIER's further obligation, when requested, to arrange for all transport documentation to be accompanied by certifications of governmental authorities, customs clearances, entry summary requirements and port clearances to enable the factory destination to take possession and free of all charges upon arrival, including value added taxes, ad valorem taxes, port charges and duties including antidumping or countervailing duties. SUPPLIER and CLARK or an affiliate may arrange to communicate the information otherwise contained in a negotiable transport document by equivalent electronic data interchange (EDI) messages provided the factory destination acknowledges to SUPPLIER that such EDI messages are interchangeable with negotiable transport documents and CLARK or its affiliate remain with the same legal rights as if the shipment were handled otherwise by ordinary negotiable transport documents.



ARTICLE 20.  PRICING.

20.1 Orders or releases will be accepted by SUPPLIER for the quantities identified therein and sold to CLARK or its affiliates by SUPPLIER for an initial Unit Price established for each Pod as set forth in a Pricing Schedule, attached hereto as Exhibit 4 and incorporated herein by reference. The initial Unit Prices will be the same as the Target Cost for each Instrument Pod as set forth in Article 6. Thereafter, Unit Prices may vary according to annual adjustments as provided in Article 21 to determine the current Unit Price, as set forth in the revised Pricing Schedules, which when initialed by the parties and attached to the Agreement, becomes effective and supersede the previous Pricing Schedule (Exhibit 4).

20.2 The SUPPLIER and CLARK shall cooperate in an attempt to offset the impact of inflation and other input costs on the SUPPLIER'S marginal cost in producing the Instrument Pods with the goal of maintaining the Unit Prices at or below the Target Cost during the term of this Agreement. Any cost reduction in material, labor, variable overhead, fixed costs, or other sources of costs to SUPPLIER's operations shall first be applied so as to reduce the Unit Price below the Target Cost prior to making any economic price adjustments as provided in Article 21.



ARTICLE 21.    PRICE CHANGES DUE TO ECONOMIC ADJUSTMENTS

21.1 The parties recognize that independent economic factors influence prices apart from the cost factors deemed to be partially under the control of the SUPPLIER referred to in

20.2. After application of the cost factors for reduction of the Unit Price as provided in 20.2, the independent economic factors may be applied to determine the current Unit Price, as provided in 21.2.

21.2 The Unit Prices will be established as provided in 20.1 from the effective date of each Certificate of Acceptance through the end of the first full calendar year following the calendar year in which such effective date occurs. The current Unit Prices in subsequent calendar years may be adjusted annually, starting with the beginning of the second calendar year and each succeeding calendar year thereafter. A revised Pricing

     Schedule (Exhibit 5) will be attached to the Agreement superseding the previous Pricing Schedule effective with the beginning of each calendar year. In determining the annual adjustment to prices, starting with the second calendar year, SUPPLIER and CLARK shall cooperate during the previous calendar year as provided in 20.2 to apply cost reductions before making any economic adjustments under 21.1. The economic adjustments shall be made using the U.S. Department of Labor, Bureau of Labor Statistics Producer Price Index for electronic components and accessories (commodity code 1178)0 and plastic products (commodity code 072) as weighted components in a Unit Price formula set forth below:

     PM = PC + (0.5 x 0.2 PC) x (GL - GO)/100 +
     (0.5 x 0.6 PC) x (IL - IO)/100

Where:

     1.  PM is the new Unit Price effective each succeeding calendar year;

     2.  PC is the old Unit Price;

     3. GL is the September index for the electrical components and accessories (commodity Code 1178) as published in the September issue of the Producer's Price Index of the current calendar year;

     4. GO is the corresponding index for September of the preceding calendar year;

     5. IL is the September index for plastic products (commodity Code 072) published in the September issue of the Producer's Price Index for the current calendar year; and

     6. I0 is the corresponding index for September of the preceding calendar year.



ARTICLE 22.       INTENTIONALLY LEFT BLANK



ARTICLE 23.       PROTECTION FROM LABOR DISPUTES

23.1 In the event SUPPLIER'S hourly production workers organize a union and SUPPLIER enters into an agreement to recognize such union, or any trade union organization becomes certified to represent SUPPLIER's employees in a skill affecting SUPPLIER's ability to fulfill the terms of this Agreement, SUPPLIER will build an inventory bank of each Instrument Pod against the possibility of a work stoppage or slow down prior to the expiration of any such labor agreement of sufficient quantities of each Instrument Pod to meet the eight-week forecast of CLARK and each of its affiliates following expiration of any such labor contract. SUPPLIER shall store such pods off site at a warehouse location from which SUPPLIER may continue to deliver pods to fulfill the orders or releases received after the expiration of such labor contract.

23.2 Neither CLARK nor SUPPLIER shall be liable for delays in delivery or inability to perform or complete its obligations due to acts of God, acts of the public enemy, civil or military police authorities, strikes, epidemics, war or riot, and in the event of any such force majeure event causing such delays or interruption of performance, the party affected thereby shall be excused from performance from the time when the performance would otherwise have been due for a period of time equal to the length of the force majeure event, each party to bear its own expenses during such delay or interruption of performance, and if the delay or interruption of performance shall continue for a period in excess of eight calendar weeks after the week in which the performance was due, the party believing itself disadvantaged, shall at its option, be able to terminate this Agreement thereafter.



ARTICLE 24.    QUALITY ASSURANCE

24.1 SUPPLIER will establish and maintain a quality assurance program which conforms to the CLARK Quality Assurance Program SQA1, a copy of which is attached hereto as Exhibit 5 and made a part of this Agreement.

24.2 CLARK may, at its option and expense, review and inspect SUPPLIER's quality assurance program and product quality at SUPPLIER's facilities. SUPPLIER will provide Clark's representatives with good faith cooperation in such assessments including furnishing testing and inspection devices as may be reasonably required by CLARK's representatives to conduct such assessment reviews and inspections. CLARK will use its best efforts consistent with accomplishing its assessment reviews and inspections to avoid undue disruption or delay of SUPPLIER'S operations. Inspection and review of SUPPLIER's quality assurance program and product quality will not constitute acceptance of any Pods and will not relieve SUPPLIER of the responsibility for any non-conformity.

24.3 If SUPPLIER has reason to believe that a defect in design or manufacture or a non-conformity with the specifications may be present in any Pods or parts, SUPPLIER will immediately advise CLARK and will cooperate with CLARK to determine whether the defect or non-conformity is present and, if so, will cooperate with CLARK to correct it. This provision will not be construed to expand SUPPLIER warranty to CLARK or to relieve SUPPLIER of its responsibility for the consequences of any such defect or non-conformity.



ARTICLE 25.    WARRANTY ON INSTRUMENT PODS AND PARTS

25.1 SUPPLIER warrants that the Instrument Pods sold hereunder will conform to the specifications for the purpose intended, of good material and workmanship, and free from defects. For purposes of this Agreement, any failure of an Instrument Pod to be as warranted is referred to as a "defect." This warranty extends to the performance of the Instrument Pods in lift trucks into which the Instrument Pods are incorporated.

25.2 If any defect is discovered in an Instrument Pod prior to delivery of a lift truck to a first user into which it has been incorporated, SUPPLIER will pay or reimburse CLARK or its affiliates for the parts and labor required to correct the defect and any damage to the lift truck resulting from the defect. An allocation of overhead costs proportional to the labor charges will be added if the repairs are made by CLARK or its affiliates before shipment of a truck to the dealer or customer. The labor rate shall be at the standard dealer warranty rate if the repairs are made by the dealer before delivery to a first user or customer.

25.3 If any defect is discovered in a Pod within eighteen (18) months after the date of delivery to CLARK or its affiliate or during the first two thousand
     (2000) hours of use of a truck in which it is installed, whichever occurs first, SUPPLIER will pay or reimburse CLARK and its affiliates for the parts and labor required to correct the defect and any damage to the truck resulting from the defect at the standard dealer warranty rate plus travel.

25.4 If a defect is discovered at any time that poses a hazard which may cause personal injury or property damage, notwithstanding any other warranty provision or warranty limitation, SUPPLIER will pay, or reimburse CLARK or its affiliates, for the cost of parts and labor to correct the defect and any damage to the truck caused by the defect, at the dealer's standard warranty rate, plus travel to repair any truck into which the defective Pod has been incorporated. In addition, the costs to provide proper notice and warnings to dealers and to users of such trucks will be SUPPLIER's expense.

25.5 Parts provided by SUPPLIER for Pods under the warranty provisions of this Agreement are covered by the above warranty provisions in 25.3 for the remainder of any applicable warranty period, and thereafter are covered by the Parts Warranty to the extent that the Parts warranty period exceeds the Pod warranty period.

ARTICLE 26.       WARRANTY CLAIMS

26.1 When a written claim for warranty reimbursement is made, SUPPLIER may take the following actions:

     a) SUPPLIER may require CLARK or its affiliates to return the defective Pods or the defective Parts at SUPPLIER's expense to a designated warranty administration facility operated by CLARK or its affiliates.

     b) SUPPLIER may inspect any such defective Pods and Parts at the warranty administration facility, or may instead, upon prompt written notice, require CLARK or its affiliates, to return such Pods and Parts to SUPPLIER'S facility at its expense. CLARK and its affiliates will notify SUPPLIER when such Pods and Parts are available for inspection, and provide a brief description of the basis for the warranty claims, after which SUPPLIER will instruct CLARK, or its affiliates within ten
         (10) days whether to send the returned Pods and Parts to SUPPLIER's facility and failing to receive such instructions, the Pods and Parts will be automatically deposited for inspection by SUPPLIER at the warranty administration facilities operated by CLARK and its affiliates.

     c) After inspection by SUPPLIER, if SUPPLIER determines that such Pods or Parts are not defective, SUPPLIER will provide CLARK with the data and analysis on which SUPPLIER's determination is based in each case, and segregate each item for physical inspection and verification. Otherwise, SUPPLIER will pay or reimburse CLARK and its affiliates in accordance with the applicable warranty provisions for each item subject to a warranty claim within fifteen (15) days from the date of SUPPLIER's inspection.

     d) Any warranty claim made by CLARK or its affiliates will be considered accepted, unless within thirty (30) days after SUPPLIER's receipt of the claim, as provided in paragraph b) above, SUPPLIER either notifies CLARK or its affiliates in writing:

         i) that the claim is denied in accordance with the procedure set forth in paragraph c) above, or

         ii) that SUPPLIER requests additional time not to exceed thirty (30) days within which to complete the procedures set forth in paragraph b) and c) above.

26.2 The warranties provided by this Article 26 will not apply to Pods which are incorporated into trucks which have not been approved by SUPPLIER for use with that truck, however, CLARK or its affiliates may request such approval, which shall not be unreasonably denied, and SUPPLIER will be deemed to have granted its approval unless a refusal is made, in writing, giving the reasons therefor within thirty (30) days of such request.

26.3 The warranties provided do not apply to malfunction or failure caused after delivery to users by parties other than SUPPLIER or SUPPLIER's representatives, by accident, misuse or neglect, or arising from alterations not authorized by SUPPLIER. These warranties do not cover service replacement of consummable items such a light bulbs.

26.4 The warranties provided in this Agreement are in lieu of all other warranties, express or implied, and state SUPPLIER's entire obligations with respect to defects in Pods or Parts. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS STATED IN THIS AGREEMENT, SUPPLIER WILL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL COMMERCIAL DAMAGES FOR BREACH OF WARRANTY.

ARTICLE 27.       PRODUCT LIABILITY INSURANCE

27.1 SUPPLIER will carry sufficient insurance with limits adequate in the opinion of CLARK to satisfy claims by third parties of injury to persons or damage to property contributed to or caused by the Pods or Parts and provide CLARK with evidence upon request that such insurance is in force throughout the term of this Agreement and thereafter.

27.2 In the event of any defect in design, workmanship, or manufacture in the Pods or Parts sold to CLARK or its affiliates by SUPPLIER under this Agreement that causes or as alleged to cause any injury to persons or damage to property for which a claim is made by a third party against CLARK or its affiliates for breach of warranty, strict liability or negligence, SUPPLIER will indemnify and defend CLARK, or its affiliates, including payment of all attorney fees and all damages, including punitive damages, arising from such claims.

ARTICLE 28.       INDEMNIFICATION

     SUPPLIER agrees, at its own expense, to defend, protect, and hold harmless CLARK, its successors and assigns, against all suits a law or in equity and for all damages, expenses, claims and demands arising from infringement of any United States or foreign patent, trademark or copyright by reason of CLARK's or other's use, sale or purchase of the Instrument Pods covered by this Agreement. CLARK will promptly notify SUPPLIER of such suit or action and copies of legal documents served on CLARK with regard thereto shall be promptly delivered to SUPPLIER.

ARTICLE 29.       PARTS AVAILABILITY AND WARRANTY

29.1 SUPPLIER shall have the obligation to sell to CLARK and its affiliates and CLARK or its affiliates shall have the opt(pound)on to purchase from SUPPLIER, during the term of this Agreement and for five (5) years thereafter, replacement pods and component parts therefor which are manufactured by SUPPLIER for the World Trucks and sold pursuant to this Agreement.

29.2 During the term of this Agreement and for five (5) years thereafter, CLARK and its affiliates will maintain a stock of Pods and Parts to supply dealers and customers; however, SUPPLIER will also maintain a back-up supply of Pods and Parts in sufficient quantities. The parties shall from time to time agree on the appropriate quantities of back-up Pods and Parts. SUPPLIER will use its best efforts to ship back-up Pods and Parts orders within twenty-four (24) hours after the order is received. An order will be considered a back-up order if the Pod or Part is required to repair a truck which is idle or out of service because the repair cannot be supplied from stock maintained by CLARK or its affiliates.

29.3 If any defect is discovered in a Part within eighteen (18) months after the date of delivery to CLARK or its affiliates or during the first two thousand (2000) hours of use of a truck in which it is installed, whichever occurs first, SUPPLIER will pay or reimburse CLARK and its affiliates for the parts and labor required to correct the defect and any damage to the truck resulting from the defect at the standard dealer warranty rate plus travel.

29.4 A replacement Pod or Part is covered under the Pod Warranty for the remainder of the applicable warranty period in Article 25.3 and thereafter is covered by the replacement Pod or Part Warranty to the extent the latter exceeds the former.

ARTICLE 30.       STANDARD TERMS OF SALE

30.1 The contracts of sale for Pods and Parts shall be made pursuant to this Agreement and any standard or printed terms accompanying any purchase order, release, invoice, confirmation, or any other communications shall not modify or change the terms of this Agreement. In the event of any conflict with the written or printed terms of any such communication and those of this Agreement, or the presence of any additional or different terms than those in this Agreement, the terms of this Agreement shall be controlling and supersede any such conflicting, additional or different terms.

ARTICLE 31.       TERM AND TERMINATION

31.1 Except as otherwise provided under Article 14 of Part I, this Agreement shall remain in force for the term set forth in 17.2 of Part II, unless terminated immediately by notice in writing given by either party to the other upon the happening of any of the following events:

     i) Upon the breach by the other party of any provisions of this Agreement, provided where such breach is capable of remedy, notice of termination shall not be given unless and until the party in breach fails to remedy such breach within thirty (30) days after notice in writing from the other party requiring such remedy;

     ii) Upon the other party making any concession with its creditors or having a petition in bankruptcy filed by or against it or having or suffering a receiver or administrator to be appointed over the whole or any part of its assets, or a moratorium being declared in respect of any of its debts, or taking advantage of any statute for the relief of insolvent debtors, or any action being taken for the suspension of payments or of any creditor's rights or of any petition in bankruptcy which is not vacated within thirty (30) days, and

     iii) Upon either party ceasing to do business in a normal way, or any significant change in control, or sale or disposition of substantially all the assets of either party without the prior written consent of the other party.

31.2 The termination of this Agreement shall not relieve either party of any obligations or monies due the other party prior to termination, nor shall termination of this Agreement prejudice any rights or obligations which are deemed to survive termination pursuant to the following articles: 7.7; 10.4, 11; 24.3; 25; 26; 27; 28 and 29.

ARTICLE 32.       GENERAL PROVISIONS

32.1 Written notice shall be deemed to have been duly served in person on the individual or the officer for whom it is intended, when sent by any of the means described herein, or if sent by registered or certified mail to the business address given below on the date sent with proper U.S. postage paid.

32.2 Notices to be given by either party will be in writing and may be delivered by either telecopy facsimile, telegram, or prepaid registered or certified mail to the following address:

         SUPPLIER:         Dixson, Inc.
                           287 27 Road
                           Grand Junction, Colorado 81503
                           Telecopy No. 303-245-6267

         CLARK:            Clark Material Handling Company
                           333 W. Vine Street
                           Lexington, Kentucky 40507
                           Telecopy No.: 606-288-1541

         AND A COPY TO:    CLARK/Legal
                           Suite 701
                           106 W. Vine Street
                           Lexington, KY  40507
                           Telecopy No.: 606-288-1355


32.3 This Agreement will not be assigned by either party without the prior written consent of the other party, except when the assignment is made to a wholly owned subsidiary of the parties, or to a successor of the business to which this

     Agreement relates. Unless otherwise agreed, no assignment will relieve the party assigning of any duty to perform or any liability for breach.

32.4 This Agreement encompasses the entire Agreement between the parties respecting the sale and purchase of the Pods and Parts covered by this Agreement and supersedes any and all previous Agreements, Memoranda, negotiations or understandings of the parties with respect thereto. This Agreement and the Contract Documents may be modified by mutual agreement of the parties only by written amendment signed by both parties.

32.5 Any failure by either party hereto to enforce, at any time, any term or condition of this Agreement will not constitute, nor will it be construed as a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

32.6 If for any reason any provision of this Agreement is invalid, illegal, or unenforceable, then such provision will be deemed severable form the other provisions of this Agreement, all of which remain in full force and effect and binding on the parties to this Agreement.

32.7 This Agreement and all disputes arising pursuant to this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

32.8 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives as of the day and year first written above.

                                    DIXSON, INC.


                                    BY:    /s/
                                           -------------------------------------
                                    TITLE: Vice President of Marketing
                                           -------------------------------------
                                    DATE:  9/23/91
                                           -------------------------------------


                                    CLARK MATERIAL HANDLING COMPANY A Business
                                    Unit of Clark Equipment Co.


                                    BY:    /s/
                                           -------------------------------------
                                    TITLE: President
                                           -------------------------------------
                                    DATE:  12/20/91
                                           -------------------------------------